Exhibit 32.3
CERTIFICATION OF PRINCIPAL OPERATING OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Quarterly Report on Form 10-Q of Helios and Matheson Information Technology Inc. for the period ending September 30, 2011, I, Suparna NR, the Principal Operating Officer of Helios and Matheson Information Technology Inc., hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

(1)	such Quarterly Report on Form 10-Q for the period ending September 30, 2011 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)
the information contained in such Quarterly Report on Form 10-Q for the three month period ending September 30, 2011 fairly presents, in all material respects, the financial condition and results of operations of Helios and Matheson Information Technology Inc., on a consolidated basis.

Date:	November 14, 2011	/s/ Suparna NR
Name: Suparna NR
Title: Chief Operating Officer
(Principal Operating Officer)

A signed original of this written statement required by §906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

The foregoing certification is being furnished solely pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code) and is not being filed as part of the Form 10-Q or as a separate disclosure document